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CORECARD CORPORATION
ONE MECA WAY
NORCROSS, GEORGIA 30093

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79520-S20866

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORECARD CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

	Proposal	For	Against	Abstain
1.	Proposal (the “Merger Agreement Proposal”) to adopt the Agreement and Plan of Merger, dated July 30, 2025 (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement/prospectus relating to the Special Meeting, among CoreCard Corporation (“CoreCard”), Euronet Worldwide, Inc. (“Euronet”) and Genesis Merger Sub Inc., a wholly owned subsidiary of Euronet (“Merger Sub”), providing for the merger of Merger Sub with and into CoreCard (the “Merger”).	☐	☐	☐
2.	Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CoreCard's named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”).	☐	☐	☐
3.	Proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes or proxies if there are not sufficient votes to approve the Merger Agreement Proposal (the “Adjournment Proposal”).	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V79521-S20866

CoreCard Corporation
Special Meeting of Stockholders
[TBD], 2025, at [TBD] Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORECARD CORPORATION

Each signatory on the reverse side hereby appoints J. Leland Strange and Matthew A. White, and each of them, with the power of substitution, as proxies for the undersigned and authorizes them to represent and vote all of the shares of Common Stock of CoreCard Corporation that the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on [TBD], 2025, at [TBD] Eastern Time (the "Special Meeting"), to be held at CoreCard's principal executive offices located at One Meca Way, Norcross, Georgia 30093, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein or, if no such direction is given, will be voted "FOR" each of Proposal 1 (the Merger Agreement Proposal), Proposal 2 (the Advisory Compensation Proposal) and Proposal 3 (the Adjournment Proposal). In their discretion, the proxies named herein are authorized to vote in accordance with their judgment upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

IMPORTANT: PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE.